EXHIBIT 99.1
ADVENTRX ANNOUNCES APPOINTMENT OF VETERAN FINANCE AND BIOTECH
INDUSTRY EXECUTIVE GREGORY P. HANSON AS CHIEF FINANCIAL OFFICER
San Diego, CA — December 20, 2006 — ADVENTRX Pharmaceuticals, Inc. (AMEX: ANX), a biopharmaceutical research and development company focused on commercializing low development risk pharmaceuticals, announced today the appointment of veteran financial executive, Gregory P. Hanson, MBA, CMA, as Chief Financial Officer, Senior Vice President and Treasurer. In connection with Mr. Hanson’s appointment, Robert A. Daniel, previously the Company’s Acting Chief Financial Officer and Treasurer, will resume his prior role as the Company’s Controller.
“We are pleased to have recruited Greg to our team,” said Evan Levine, ADVENTRX chief executive officer. “His achievements as well as expertise in the financial management of public and private biotech and high tech companies will make a significant contribution to the financial and strategic development of our company. In addition, I would like to thank Bob for taking on the role of Acting Chief Financial Officer.”
Mr. Hanson joins the Company from Avanir Pharmaceuticals, a publicly traded drug discovery and development company, where he served as Vice President and Chief Accounting Officer from May 2006 to December 2006, and as Vice President and Chief Financial Officer from July 1998 to May 2006. During Mr. Hanson’s tenure at Avanir, he simultaneously served in other executive capacities, including Corporate Compliance Officer since 2002 and Corporate Secretary since July 1998. From September 1995 to July 1998, Mr. Hanson served as Chief Financial Officer of XXsys Technologies, Inc., a publicly-traded company focused on the commercialization of advanced composite technologies; and from May 1993 to September 1995, he held a number of financial positions with The Titan Corporation, a diversified telecommunications and information systems company, including acting Chief Financial Officer and acting Controller for its subsidiary, Titan Information Systems. Earlier in his career, Mr. Hanson held various management positions with Ford Motor Company over a 14-year span and Solar Turbines Incorporated, a subsidiary of Caterpillar Inc., over a 3-year span. Mr. Hanson received a B.S. in Mechanical Engineering from Kansas State University and an M.B.A. with honors from the University of Michigan. He is a Certified Management Accountant and has passed the examination for Certified Public Accountants. Mr. Hanson has been a member of the Financial Accounting Standards Board’s Small Business Advisory Committee since April 2004 and serves on its Agenda Committee.
As the Company’s Chief Financial Officer, Mr. Hanson will be responsible for managing the Company’s financial affairs, including its accounting, tax and financial reporting obligations.
About ADVENTRX Pharmaceuticals
ADVENTRX Pharmaceuticals is a biopharmaceutical research and development company focused on commercializing low development risk pharmaceuticals for cancer and infectious disease that enhance the efficacy and/or safety of existing therapies. More information can be found on ADVENTRX’s web site at www.adventrx.com.
Forward Looking Statement
ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors that, if they do not materialize or prove to be accurate, could cause ADVENTRX’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Such forward-looking statements are made based on management’s current expectations and beliefs and should not be regarded as a statement or representation by ADVENTRX that any of its plans, including its anticipated milestones, will be achieved on time or at all. The potential risks and uncertainties that could cause actual results to differ materially include, but are not limited to: successfully educating new executives and integrating new executives with existing executives and management; and other risks and uncertainties more fully described in ADVENTRX’s press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at http://www.sec.gov.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. All forward-looking statements are qualified in their entirety by this cautionary statement and ADVENTRX assumes no obligation to revise or update any forward-looking statement, including as set forth in this press release, to reflect events or circumstances arising after the date on which it was made.
Contact:
ADVENTRX Pharmaceuticals
Ioana C. Hone
858-552-0866
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